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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                June 10, 2004
                Date of Report (Date of earliest reported event)


                                 COLMENA CORP.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                  (State or other jurisdiction of incorporation


                                     0-27842
                            (Commission File Number)


                                   54-1778587
                        (IRS Employer Identification No.)


                  101 SW 11th Avenue; Boca Raton, Florida 33486
                    (Address of principal executive offices)
                                   (Zip code)

                                 (561) 392-6010
              (Registrant's telephone number, including area code)


                                (Not Applicable)
          (Former name or former address, if changed since last report)

                 CAVEAT PERTAINING TO FORWARD LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties.
These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Registrant is detailed from time to time in the Registrant's reports filed with the Commission. This report contains "forward looking statements" relating to the Registrant's current expectations and beliefs. These include statements concerning operations, performance, financial condition and anticipated growth. For this purpose, any statements contained in this 8-KSB that are not statements of historical fact are forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "intend", "could", "estimate", or "continue", or the negative or other variation thereof or comparable terminology are intended to identify forward- looking statements. These statements by their nature involve substantial risks and uncertainties which are beyond the Registrant's control. Should one or more of these risks or uncertainties materialize or should the Registrant's underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward looking statements.


                       INFORMATION INCLUDED IN THE REPORT


Item 5.  Other Events

On June 10, 2004, our Company signed a letter of intent with NetWorth Systems, Inc., a Florida corporation engaged in the business of providing IT management and auditing services (the "Letter" and "NetWorth," respectively). Pursuant to the terms of the Letter, our Company intends to acquire all of the securities of NetWorth in exchange for 75,000,000 shares of our Company's common stock, which represents approximately 60% of the outstanding common stock of our Company as of the date of closing. As a result of this proposed transaction, NetWorth would become a wholly owned subsidiary of our Company.

At the end of the fiscal year ending on September 30, 2005, if NetWorth achieves at least $250,000 in net, pre-tax profits, NetWorth will receive additional shares of common stock so as to give NetWorth 80% of our Company's outstanding common stock at that time. If NetWorth fails to meet 100% of the specified profit projection at that time, the number of additional shares to be issued will be adjusted in direct proportion to the percentage of net, pre-tax profit actually achieved, provided, however, that if NetWorth fails to achieve at least $125,000 in net, pre-tax profits at that time, it will not receive any additional shares of our Company's common stock.

The proposed acquisition is subject to the condition precedent that all material executive officers and directors for NetWorth will enter into employment agreements with NetWorth on terms satisfactory to our Company. As a further condition precedent to closing, our Company will secure a written agreement from the Tucker Family Spendthrift Trust and the Calvo Family Spendthrift Trust, which will provide in part that despite each trust's status as a non-affiliate, for a period of two years following closing, each trust agrees to be governed by the volume limitations of Rule 144 as applicable for affiliates of an issuer, provided that within 120 days of closing, NetWorth raises at least $1,000,000 in capital at a price of at least $0.05 per share.

The parties hope to sign an acquisition agreement on or about July 15, 2004, with closing to take place as soon as practicable after August 1, 2004 (and as will be set forth in the acquisition agreement) following completion of the required independent audits of NetWorth's financial statements.

A copy of the Letter is attached as an exhibit hereto and is incorporated herein by reference pursuant to Rule 12b-23.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

Designation          Page
of Exhibit           Number
as Set Forth         or Source of
in Item 601 of       Incorporation
Regulation S-B       By Reference   Description

(10)     .56         3              Letter of Intent with Networth Systems, Inc.



                                  Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.


                                  Colmena Corp.

Dated: June 18, 2004
                                 /s/ Anthony Q. Joffe
                                Anthony Q. Joffe
                                    President